Exhibit 32.2

Certification Pursuant to 18 U.S.C. Section 1350,

As Adopted Pursuant To

Section 906 of The Sarbanes-Oxley Act of 2002

In connection with the Annual Report of SpectraLink Corporation (the “Company”) on Form 10-K for the period ended December 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Ernest J. Sampias, Chief Financial Officer of the Company, certify to the best of my knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)          The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(2)          The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the periods presented therein.

/s/ ERNEST J. SAMPIAS
Ernest J. Sampias
Executive Vice President of Finance and Administration, Chief Financial Officer
March 16, 2007

A signed original of this written statement required by Section 906 has been provided to SpectraLink Corporation and will be retained by SpectraLink Corporation and furnished to the Securities and Exchange Commission or its staff upon request. This certification accompanies this report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of SpectraLink Corporation under the Securities Act of 1933 or the Securities Exchange Act of 1934 (whether made before or after the date of the Report), irrespective of any general incorporation language contained in such filing.